UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 22, 2009	(May 21, 2009)
Date of report	(Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                   Entry into a Material Definitive Agreement

On May 21, 2009, Hexcel Corporation entered into a new $300 million senior secured credit facility, consisting of a $175 million term loan and a $125 million revolving loan.  The term loan matures on May 21, 2014 and the revolving loan matures on May 21, 2013.  Hexcel has the option of selecting either a LIBOR-based or U.S. domestic-based interest rate for each of the term loan and the revolving loans.  Term and revolving loans borrowed as LIBOR-based loans bear interest at a rate of LIBOR plus 4%, and term and revolving loans borrowed as base rate loans bear interest at the base rate plus 3%.  There is a LIBOR floor of 2.5%, and a base rate floor of 4%.  The margin for revolving loans will decrease by 50 basis points if Hexcel’s leverage ratio decreases below 2 to 1, and will decrease an additional 25 basis points if Hexcel’s leverage ratio decreases below 1.75 to 1.  The term loan was borrowed at closing and once repaid cannot be reborrowed.  Revolving loans can be borrowed, repaid and reborrowed by Hexcel, and are available for working capital and other general corporate purposes.  Up to $40 million of the revolving loans can be used for letters of credit.

The credit agreement was entered into by and among Hexcel, a group of lenders, Banc of America Securities LLC, as syndication agent, as a joint book manager and as a joint lead arranger, Deutsche Bank Securities Inc., as a joint book manager and as a joint lead arranger, HSBC Bank USA, National Association, as a documentation agent, RBS Citizens, N.A., as a documentation agent, Toronto Dominion (New York) LLC, as a documentation agent, and Deutsche Bank Trust Company Americas, as administrative agent for Lenders.

Two of Hexcel’s U.S. subsidiaries, Hexcel Reinforcements Holding Corp. and Hexcel Reinforcements Corp., guarantee the obligations of Hexcel under the credit agreement.  Hexcel and the guarantors also granted to the lenders a security interest in substantially all of their US assets, as well as 65% of the share capital of Hexcel’s first-tier U.K. subsidiary, as security for the obligations under the credit agreement.  The assets pledged include, among other things, all receivables, inventory, property, plant and equipment and intellectual property of Hexcel and the guarantors.

Proceeds from the term loan, and from an initial borrowing under the revolving loan, were used to repay all amounts, and terminate all commitments, outstanding under Hexcel’s existing credit agreement and to pay fees and expenses in connection with the refinancing.  The terminated credit facility was scheduled to begin to expire on March 1, 2010.

The credit agreement contains financial and other covenants, including, but not limited to, restrictions on the incurrence of debt and the grant of liens, as well as the maintenance of an interest coverage ratio and a leverage ratio, and limitations on capital expenditures.  A violation of any of these covenants could result in a default under the credit agreement, which would permit the lenders to accelerate the payment of all borrowings and to terminate the credit agreement.  In addition, such a default could, under certain circumstances, permit the holders of other outstanding unsecured debt to accelerate the repayment of such obligations.

The preceding summaries of certain provisions of the credit agreement and related agreements are qualified in their entirety by reference to the copies of such agreements, which are filed as exhibits 99.1, 99.2 and 99.3 hereto and are incorporated herein by reference.

On May 21, 2009, Hexcel issued a news release announcing the consummation of the new credit facility.  This news release is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Reference is made to the information contained under Item 1.01 with respect to the terminated credit facility.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the information contained under Item 1.01 with respect to the credit agreement and related agreements.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1

Credit Agreement, dated as of May 21, 2009, entered into by and among Hexcel Corporation, the financial institutions from time to time party thereto, Banc of America Securities LLC, as syndication agent for the lenders, as a joint book manager and as a joint lead arranger, Deutsche Bank Securities Inc., as a joint book manager and as a joint lead arranger, HSBC Bank USA, National Association, as a documentation agent, RBS Citizens, N.A., as a documentation agent, Toronto Dominion (New York) LLC, as a documentation agent, and Deutsche Bank Trust Company Americas, as administrative agent for the lenders.

99.2

Security Agreement, dated as of May 21, 2009, by and among Hexcel Corporation, each of the direct and indirect subsidiaries of Hexcel Corporation listed on the signature pages thereto, and each additional grantor that may become a party thereto after the date thereof in accordance with Section 21 thereof, and Deutsche Bank Trust Company Americas, as administrative agent for and representative of the lenders.

99.3

Subsidiary Guaranty, dated as of May 21, 2009, by the parties listed on the signature pages thereto in favor of and for the benefit of Deutsche Bank Trust Company Americas, as agent for and representative of the financial institutions party to the Credit Agreement referred to therein and any Swap Counterparties (as defined therein).

99.4	Press release dated May 21, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 22, 2009
/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1

Credit Agreement, dated as of May 21, 2009, entered into by and among Hexcel Corporation, the financial institutions from time to time party thereto, Banc of America Securities LLC, as syndication agent for the lenders, as a joint book manager and as a joint lead arranger, Deutsche Bank Securities Inc., as a joint book manager and as a joint lead arranger, HSBC Bank USA, National Association, as a documentation agent, RBS Citizens, N.A., as a documentation agent, Toronto Dominion (New York) LLC, as a documentation agent, and Deutsche Bank Trust Company Americas, as administrative agent for the lenders.

99.2

Security Agreement, dated as of May 21, 2009, by and among Hexcel Corporation, each of the direct and indirect subsidiaries of Hexcel Corporation listed on the signature pages thereto, and each additional grantor that may become a party thereto after the date thereof in accordance with Section 21 thereof, and Deutsche Bank Trust Company Americas, as administrative agent for and representative of the lenders.

99.3

Subsidiary Guaranty, dated as of May 21, 2009, by the parties listed on the signature pages thereto in favor of and for the benefit of Deutsche Bank Trust Company Americas, as agent for and representative of the financial institutions party to the Credit Agreement referred to therein and any Swap Counterparties (as defined therein).

99.4	Press release dated May 21, 2009.